As filed with the Securities and Exchange Commission on August 4, 2015      Registration No. 333-165820

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

MACATAWA BANK CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	38-3391345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10753 Macatawa Drive, Holland, Michigan  49424
(616) 820-1444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon W. Swets Chief Financial Officer 10753 Macatawa Drive, Holland, Michigan 49424 (616) 820-1444	Copies of communication to:	Gordon R. Lewis Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487 (616) 752-2752
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

REMOVAL OF SECURITIES FROM REGISTRATION

AND TERMINATION OF OFFERING

This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-3 filed by Macatawa Bank Corporation (the "Registrant") on May 12, 2010 (Registration No. 333-165820) (the "Registration Statement") is being filed to terminate the effectiveness of the Registration Statement and remove from registration all of the remaining securities covered by the Registration Statement that have not yet been sold as of the date of this Registration Statement.

The Registration Statement registered a total of 1,500,000 shares of the registrants' common stock, no par value, ("Shares") issuable upon exercise of warrants issued by the registrant. Warrants to purchase a total of 392 Shares were exercised and 392 Shares were issued. The remaining warrants expired by their terms on June 17, 2015 and July 27, 2015. This amendment removes from registration the remaining 1,499,608 Shares registered which have not been issued and will not be issued as of and after the date of this amendment.

PART II

Item 16. Exhibits

24	Powers of Attorney. The Powers of Attorney filed as Exhibit 24 to the Registration Statement on May 12, 2010 are here incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holland, State of Michigan, on August 4, 2015.

MACATAWA BANK CORPORATION

By:	/s/ Jon W. Swets
Jon W. Swets, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* /s/ Mark J. Bugge	Director	August 4, 2015
Mark J. Bugge

	Director	August [ ], 2015
Charles A. Geenen

/s/ Ronald L. Haan	Chief Executive Officer (Principal Executive Officer) and Director	August 4, 2015
Ronald L. Haan

	Director	August [ ], 2015
Robert L. Herr

	Director	August [ ], 2015
Birgit M. Klohs

*/s/ Arend D. Lubbers	Director	August 4, 2015
Arend D. Lubbers

*/s/ Douglas B. Padnos	Director	August 4, 2015
Douglas B. Padnos

*/s/ Richard L. Postma	Director	August 4, 2015
Richard L. Postma

	Director	August [ ], 2015
Thomas P. Rosenbach

/s/ Jon W. Swets	Chief Financial Officer (Principal Financial Officer)	August 4, 2015
Jon W. Swets

*/s/ Thomas J. Wesholski	Director	August 4, 2015
Thomas J. Wesholski

*By:	/s/ Jon W. Swets
Jon W. Swets Attorney-in-Fact

EXHIBIT INDEX

Exhibits:

24	Powers of Attorney. The Powers of Attorney filed as Exhibit 24 to the Registration Statement on May 12, 2010 are here incorporated by reference.